EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO:  World  Golf  League,  Inc.

We  hereby  consent  to  the   incorporation   by  reference  in  the  foregoing
Registration Statement on Form S-8 of our report dated March 12, 2004, relating to the financial statements of World Golf League, Inc., appearing in the World Gold League, Inc. Annual Report on Form 10-KSB for the fiscal year ending December 31, 2003, filed with the Securities and Exchange Commission on April 14, 2004.

Ham  Langston  &  Brezina,  LLC
11550  Fuqua  St.  Ste  475
Houston,  TX  77034
281-481-1040  Tel.
281-481-8485  Fax.

/s/ Ham, Langston & Brezina, LLC
---------------------------
Certified  Public  Accountants

February 14,  2005

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